8-K 1 interplay8k.htm

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1 to Form 8-K filed on March 21, 2008

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2008

 Interplay Entertainment Corp.

(Exact name of registrant as specified in its charter)

 Delaware 0-24363 33-0102707

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) file number) Identification No.)

 100 N. Crescent Drive Beverly Hills, California 90210

(Address of principal executive offices)

(Registrant's telephone number, including area code): (310) 432-1958

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.01  Changes in Control of Registrant

Further to the change in control described in the registrant's 8-K filed on March 27, 2008 relating to the acquisition of control of the registrant by Financial Planning and Development S.A. ("FPD"), the registrant has been informed by FPD that FPD paid $159,000 on April 30, 2007 in a private sale by the bankruptcy trustee of Titus Interactive S.A. (at a time when a petition for involuntary bankruptcy had been filed against the registrant, which had not been dismissed).  FPD purchased at that time 58,426,293 shares of common stock of the registrant and warrants to purchase 400,000 shares of common stock of the registrant at an exercise price of $3.79 per share.  The registrant believes that FPD paid such consideration from FPD's own working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corp.(Registrant)

DATE: May 2, 2008 By /s/ Herve Caen

Herve Caen

Chief Executive Officer and Interim Chief Financial Officer